Exhibit 10.6
JOINT VENTURE TERMINATION AND SETTLEMENT AGREEMENT
This Joint Venture Termination and Settlement Agreement (this “Agreement”) is entered into as of the Execution Date (as defined below), by and between Regal CineMedia Holdings, LLC (“Regal CineMedia Holdings”), Regal Cinemas, Inc. (“Regal Cinemas”), and Regal CineMedia Corporation (“Regal CineMedia Corporation” and together with Regal Cinemas and Regal CineMedia Holdings, “Regal”), on the one hand, and National CineMedia, LLC (“NCM”) and National CineMedia, Inc. (“NCMI”, and together with NCM, “National CineMedia”), on the other hand. Regal and National CineMedia are each referred to herein as a “Party,” and, collectively, as the “Parties.”
RECITALS
WHEREAS, on February 13, 2007, certain of the Parties entered into (a) that certain Third Amended and Restated Limited Liability Company Operating Agreement, dated as of February 13, 2007, by and among American Multi-Cinema, Inc. (“AMC”), Cinemark Media, Inc. (“Cinemark”), NCMI, and Regal CineMedia Holdings (as amended, the “LLC Agreement”); (b) that certain Common Unit Adjustment Agreement, dated as of February 13, 2007, by and among AMC, Cinemark, Cinemark USA, Inc. (“Cinemark USA”), NCM, NCMI, Regal CineMedia Holdings, and Regal Cinemas (the “CUAA”); (c) that certain Tax Receivable Agreement, dated as of February 13, 2007, by and among AMC, Cinemark, Cinemark USA, NCM, NCMI, Regal CineMedia Holdings, and Regal Cinemas (as amended, the “Tax Receivable Agreement”); (d) that certain Second Amended and Restated Software License Agreement, dated as of February 13, 2007, by and among NCM, Regal CineMedia Corporation, AMC, Cinemark USA and Digital Implementation Partners, LLC (the “Software License Agreement”); (e) that certain Director Designation Agreement, dated as of February 13, 2007, by and among NCMI, AMC, Cinemark, and Regal CineMedia Holdings (the “Director Designation Agreement”); and (f) the Registration Rights Agreement, dated as of February 13, 2007, by and among NCMI, AMC, Regal CineMedia Holdings, and Cinemark (the “Registration Rights Agreement”, and together with the LLC Agreement, the CUAA, the Tax Receivable Agreement, the Software License Agreement, and the Director Designation Agreement, the “Joint Venture Agreements”);
WHEREAS, on February 13, 2007, Regal Cinemas and NCM entered into that certain Exhibitor Services Agreement, dated as of February 13, 2007 (as subsequently amended or amended and restated, the “Regal ESA”);
WHEREAS, on September 7, 2022 (the “Regal Petition Date”), Cineworld Group plc and certain of its subsidiaries, including Regal (collectively, the “Regal Debtors”), filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Regal Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas under the caption of In re Cineworld Group plc, et al., Case No. 22-90168 (MI) (Bankr. S.D. Tex.) (the “Regal Bankruptcy Court”);
WHEREAS, on September 27, 2022, NCM filed the National CineMedia, LLC’s Emergency Motion for Entry of Interim and Final Orders Granting Adequate Protection Pursuant to 11 U.S.C. §§ 105, 361, and 363 [Docket No. 433] (the “Adequate Protection Motion”);
WHEREAS, pursuant to the Stipulation and Agreed Order by and Among the Debtors and National CineMedia, LLC Resolving and Continuing, as Applicable, National CineMedia LLC’s Emergency Motion for Entry of Interim and Final Orders Granting Adequate Protection Pursuant to 11 U.S.C. §§ 105, 361, and 363 [Bankr. S.D. Tex., Case No. 22-90168, Docket No. 443], NCM established an escrow account with Barclays Bank PLC to hold funds in the amount of approximately $2,068,400.48 (“Adequate Protection Deposit Amount”), pending resolution of the issues raised in the Adequate Protection Motion;
WHEREAS, on October 21, 2022, the Regal Debtors filed the Debtors’ Motion for Entry of an Order (I) Authorizing the Rejection of a Certain Exhibitor Services Agreement, and (II) Granting Related Relief [Bankr. S.D. Tex., Case No. 22-90168, Docket No. 576] (the “Rejection Motion”);
WHEREAS, on October 21, 2022, NCM commenced an adversary proceeding in the Regal Chapter 11 Cases, which is pending under the caption National CineMedia, LLC v. Regal Cinemas, Inc. (Adv. Proc. 22-03307) (the “NCM Adversary”);
WHEREAS, on October 31, 2022, the Regal Debtors commenced an adversary proceeding against NCM in the Regal Chapter 11 Cases, which is pending under the caption Regal Cinemas, Inc. v. National CineMedia, LLC (Adv. Proc. 22-03313) (the “Regal Adversary”);
WHEREAS, on February 1, 2023, the Regal Debtors filed the Debtors’ Motion for Summary Judgment [Bankr. S.D. Tex., Adv. Proc. 22-03307, Docket No. 12] (the “MSJ”) in the NCM Adversary;
WHEREAS, it is expected that the Regal Bankruptcy Court will enter an order authorizing Regal’s rejection of the Regal ESA (as defined below) in the form attached hereto as Exhibit A (the “Regal Rejection Order”);
WHEREAS, on December 28, 2022, Regal redeemed 40,683,797 membership units of NCM in exchange for the publicly traded common stock of NCMI (“NCMI Common Stock”);
WHEREAS, on March 30, 2023, National CineMedia transmitted to Regal a determination notice pursuant to Section 4(a) of the CUAA regarding the common unit adjustment of Regal’s units of NCM as of December 29, 2022 requiring either a return of units or corresponding payment as calculated under the CUAA (the “CUAA Determination Notice”);
WHEREAS, on April 11, 2023 (the “NCM Petition Date”), NCM filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the “NCM Chapter 11 Case”) in the United States Bankruptcy Court for the Southern District of Texas under the caption of In re National CineMedia, LLC, et. al., Case No. 23-90291 (DRJ) (Bankr. S.D. Tex.) (the “NCM Bankruptcy Court”);
WHEREAS, on April 11, 2023, the Regal Debtors filed the Joint Chapter 11 Plan of Reorganization of Cineworld Group Plc and Its Debtor Subsidiaries [Case No. 22-90168, Docket No. 1509] (as amended and as may be further amended, supplemented or modified from time to time, the “Regal Plan of Reorganization”);
WHEREAS, on April 13, 2022, the Regal Bankruptcy Court entered the Mediation Order [Bankr. S.D. Tex., Adv. Proc. 22-03307, Docket No. 40], ordering the Regal Debtors and NCM to attend mediation and appointing Judge Lopez as the mediator (the “Mediation”);
WHEREAS, on May 4, 2023, the Regal Bankruptcy Court entered the Order Concerning Mediation [Bankr. S.D. Tex., Adv. Proc. 22-03307, Docket No. 52], ordering the Mediation to terminate upon the earlier of (i) the determination by Judge Lopez that the mediation should be terminated, or (ii) 9:30 a.m. (CT) on May 5, 2023;

WHEREAS, on May 5, 2023, during oral arguments regarding the MSJ, NCM and the Regal Debtors announced that they had reached an agreement on the terms of a go-forward screen advertising arrangement;
WHEREAS, on May 12, 2023, NCM filed the First Amended Plan of Reorganization of National CineMedia, LLC Pursuant to Chapter 11 of the Bankruptcy Code [Case No. 23-90291, Docket No. 249] (as amended and as may be further amended, supplemented or modified from time to time, the “NCM Plan of Reorganization” together with Regal Plan of Reorganization, the “Plans of Reorganization”);
WHEREAS, as of the date of this Agreement, Regal owns directly or indirectly 40,683,797 shares of NCMI Common Stock (such common stock held by Regal, the “Regal NCMI Shares”), and Regal has committed to timely vote the Regal NCMI Shares in favor of the “Increased Share Authorization Event” (as defined in the NCM Plan of Reorganization);
WHEREAS, as of the date of this Agreement, the Regal Debtors and NCM entered into that certain Joint Stipulation of Dismissal with Prejudice pursuant to which, among other things, NCM and Regal stipulated to the dismissal of the NCM Adversary and the Regal Adversary, respectively, with prejudice (the “Stipulation of Dismissal”); and
WHEREAS, contemporaneous with the execution of this Agreement, Regal Cinemas and NCM have entered into that certain Network Affiliate Transaction Agreement (the “Network Affiliate Transaction Agreement”).
NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties agree as follows:
1.Definitions. In this Agreement, the capitalized terms in the recitals shall have the meanings ascribed to them therein, and the following capitalized terms shall have the meanings specified in this Section 1 or the sections where such terms are defined.
“Affiliate” means, as to any entity, any other entity that is controlled by, controls, or is under common control with that entity. The term “control” (including the terms “controlled,” “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause direction of the management and policies of an entity. For the avoidance of doubt, AMC, Cinemark and Cinemark USA shall not be considered Affiliates of NCM and NCMI for purposes of this Agreement.
“Effective Date” means the date on which the latest is to occur of the entry of (a) the Regal Rejection Order; (b) the NCM Transaction Approval Order; and (c) the Regal Transaction Approval Order.
“Execution Date” means the date on which this Agreement is fully executed by the Parties hereto.
“NCM Released Parties” means NCM, NCMI, and their Representatives (all of whom are intended third-party beneficiaries of the releases set forth herein).
“NCM Releasing Parties” means NCM, NCMI, and to the extent permitted by law, their Representatives.
“NCM Transaction Approval Order” means the order entered by the NCM Bankruptcy Court, which order shall (i) be reasonably acceptable to Regal and (ii) not be stayed, authorizing

NCM to enter into (a) the Network Affiliate Transaction Agreement and the transactions contemplated therein, and (b) this Agreement and the transactions contemplated herein.
“Person” means any natural person, corporation, limited liability company, professional association, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any nation or government, any state or other political subdivision thereof, and any agency, department or other person or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Regal Released Parties” means Regal and its Representatives (all of whom are intended third-party beneficiaries of the releases set forth herein).
“Regal Releasing Parties” means Regal and, to the extent permitted by law, their Representatives.
“Regal Transaction Approval Order” means the order entered by the Regal Bankruptcy Court, which order shall (i) be reasonably acceptable to NCM and (ii) not be stayed, authorizing Regal to enter into (a) the Network Affiliate Transaction Agreement and the transactions contemplated therein, and (b) this Agreement and the transactions contemplated herein.
“Releasing Parties” means, collectively, NCM Releasing Parties and Regal Releasing Parties.
“Released Parties” means, collectively, NCM Released Parties and Regal Released Parties.
“Representatives” means, with respect to any Party, such Party’s and such Party’s current and former Affiliates’ current and former officers, directors, control persons, equity holders, managers, supervisors, principals, managing members, members, employees, servants, agents, advisory board members, financial advisors, partners, attorneys, advisors, accountants, investment bankers, consultants, administrative agents, collateral agents, documentation agents, representatives, predecessors, successors (including successors in interest), trustees, assigns, assignee for the benefit of creditors, liquidators, receivers, heirs, estates, family members, executors, administrators, and other professionals, in each case, solely in their respective capacities as such.
2.Joint Venture Termination.
2.01    LLC Agreement. As of the Effective Date, (i) Regal (a) waives and releases all claims under the LLC Agreement, (b) releases the NCM Released Parties that are parties to the LLC Agreement from their respective obligations owed to Regal thereunder, and (c) waives all rights and interests in NCM and all rights and interests thereunder such that the LLC Agreement shall be null and void in all respects solely as to Regal from and after the Effective Date; (ii) NCMI (a) waives and releases all claims against Regal under the LLC Agreement, and (b) releases Regal from its obligations owed to NCMI thereunder; and (iii) the LLC Agreement shall be deemed terminated solely with respect to the Regal parties thereto. For the avoidance of doubt, the LLC Agreement will remain in full force and effect with respect to all parties thereto other than Regal.
2.02    CUAA.
(a)National CineMedia agrees that, as of the Effective Date, any and all amounts owed by Regal to National CineMedia under the CUAA shall be offset against the amounts owed by National CineMedia to Regal under the Regal ESA for services provided prior to the NCM Petition Date such that no amount whatsoever is owed by Regal to National CineMedia under the CUAA.
(b)As of the Effective Date, (i) Regal (a) waives and releases all claims under the CUAA, (b) releases the NCM Released Parties that are parties to the CUAA from their respective obligations owed to Regal thereunder, and (c) waives all rights and interests thereunder such that the CUAA shall be null and void in all respects solely as to Regal from and after the Effective Date; (ii) NCMI and NCM (a) waive and release all claims against Regal under the CUAA, and (b) release Regal from its obligations owed to NCMI and NCM thereunder, including, in each case, any obligations owed to NCMI or NCM with respect to the CUAA Determination Notice; and (iii) the CUAA shall be deemed terminated solely with respect to the Regal parties thereto. For the avoidance of doubt, the CUAA will remain in full force and effect with respect to all parties thereto other than Regal.
2.03    Tax Receivable Agreement. As of the Effective Date, (i) Regal (a) waives and releases all claims under the Tax Receivable Agreement, (b) releases the NCM Released Parties that are parties to the Tax Receivable Agreement from their respective obligations owed to Regal thereunder, and (c) waives all rights and interests thereunder such that the Tax Receivable Agreement shall be null and void in all respects solely as to Regal from and after the Effective Date; (ii) NCMI and NCM (a) waive and release all claims against Regal under the Tax Receivable Agreement, and (b) release Regal from its obligations owed to NCMI and NCM thereunder; and (iii) the Tax Receivable Agreement shall be deemed terminated solely with respect to the Regal parties thereto. For the avoidance of doubt, the Tax Receivable Agreement will remain in full force and effect with respect to all parties thereto other than Regal.
2.04    Software License Agreement. As of the Effective Date, (i) Regal (a) waives and releases all claims under the Software License Agreement, (b) releases the NCM Released Parties that are parties to the Software License Agreement from their respective obligations owed to Regal thereunder, and (c) waives all rights and interests thereunder such that the Software License Agreement shall be null and void in all respects solely as to Regal from and after the Effective Date; (ii) NCM (a) waives and releases all claims against Regal under the Software License Agreement, and (b) releases Regal from its obligations owed to NCM thereunder; and (iii) the Software License Agreement shall be deemed terminated solely with respect to the Regal parties thereto. For the avoidance of doubt, the Software License Agreement will remain in full force and effect with respect to all parties thereto other than Regal.
2.05    Registration Rights Agreement. As of the Effective Date, (i) Regal (a) waives and releases all claims under the Registration Rights Agreement, (b) releases the NCM Released Parties that are parties to the Registration Rights Agreement from their respective obligations owed to Regal thereunder, and (c) waives all rights and interests thereunder such that the Registration Rights Agreement shall be null and void in all respects solely as to Regal from and after the Effective Date; (ii) NCMI (a) waives and releases all claims against Regal under the Registration Rights Agreement, and (b) releases Regal from its obligations owed to NCMI thereunder; and (iii) the Registration Rights Agreement shall be deemed terminated solely with respect to the Regal parties thereto. For the avoidance of doubt, the Registration Rights Agreement will remain in full force and effect with respect to all parties thereto other than Regal.
2.06    Director Designation Agreement.
(a)As of the Effective Date, (i) Regal (a) waives and releases all claims under the Director Designation Agreement, (b) releases the NCM Released Parties that are parties to the Director Designation Agreement from their respective obligations owed to

Regal thereunder, and (c) waives all rights and interests thereunder such that the Director Designation Agreement shall be null and void in all respects solely as to Regal from and after the Effective Date; (ii) NCMI (a) waives and releases all claims against Regal under the Director Designation Agreement, and (b) releases Regal from its obligations owed to NCMI thereunder; and (iii) the Director Designation Agreement shall be deemed terminated solely with respect to the Regal parties thereto. For the avoidance of doubt, the Director Designation Agreement will remain in full force and effect with respect to all parties thereto other than Regal.
(b)As of the Effective Date, any designations by Regal of a nominee to serve as a director on NCMI’s Board of Directors pursuant to the Director Designation Agreement shall be automatically null and void, and such director(s) shall be deemed to resign immediately.
2.07    Other Joint Venture Agreements. As of the Effective Date, (i) Regal (a) waives and releases all claims under all of the Joint Venture Agreements (as defined in the LLC Agreement) other than the LLC Agreement, the CUAA, the Tax Receivable Agreement, the Software License Agreement, the Registration Rights Agreement, and the Director Designation Agreement (such agreements, the “Other Joint Venture Agreements”); (b) releases the NCM Released Parties that are parties to the Other Joint Venture Agreements from their respective obligations owed to Regal under the Other Joint Venture Agreements; and (c) waives all rights and interests thereunder such that the Other Joint Venture Agreements shall be null and void in all respects solely as to Regal from and after the Effective Date; (ii) NCM and NCMI, as applicable, (a) waive and release all claims against Regal under all of the Other Joint Venture Agreements; (b) release Regal from its obligations owed to NCM and NCMI, as applicable, under the Other Joint Venture Agreements; and (iii) the Other Joint Venture Agreements shall be deemed terminated solely with respect to the Regal parties thereto. For the avoidance of doubt, the Other Joint Venture Agreements will remain in full force and effect with respect to all parties thereto other than Regal.
3.Voting Agreement. At (i) the meeting of NCMI stockholders for the approval of the Increased Share Authorization Event and (ii) any other meeting of NCMI stockholders (whether annual, special, adjourned, or postponed, however called, including any further adjournment or postponement thereof), Regal hereby agrees to vote, or cause to be voted, all of the Regal NCMI Shares in favor of (a) the Increased Share Authorization Event; (b) each of the proposals necessary or reasonably requested by NCMI for the consummation of the Increased Share Authorization Event; and (c) any other circumstances for which a consent or other approval is required under the organizational documents of NCMI or otherwise sought with respect to the Increased Share Authorization Event.
4.Escrow Release. On the Effective Date, NCM and Regal shall execute and deliver the joint instructions attached hereto as Exhibit B directly to Barclays Bank PLC. The joint instructions shall direct Barclays Bank PLC to release the Adequate Protection Deposit Amount to Regal by wire transfer of immediately available funds.
5.Regal ESA.
(a)Regal agrees that, as of the Effective Date, any and all amounts owed by National CineMedia to Regal under the Regal ESA for services provided prior to the NCM Petition Date shall be offset against the amounts owed by Regal to National CineMedia such that no prepetition amounts are owed by National CineMedia to Regal under the Regal ESA.

(b)The Parties agree that NCM shall pay Regal all amounts owed pursuant to the Regal ESA for services provided after the NCM Petition Date through the Effective Date (the “Unreconciled Amounts”). The Parties shall reconcile the Unreconciled Amounts promptly and no less frequently or differently than is consistent with the customary pre-Effective Date practices of Regal and NCM, and NCM shall pay all such amounts as and when they would have become due and payable under the ESA. The amounts and payment dates of these future reconciliations shall be recorded pursuant to addendums or amendments to this Agreement, without the need for the execution of further agreements. For the avoidance of doubt, the Unreconciled Amounts shall be calculated in a manner that is consistent with the calculation of the payment NCM made to Regal on or about May 25, 2023 for amounts owing by NCM to Regal under the Regal ESA from the NCM Petition Date through April 27, 2023.
(c)On the Effective Date, the Parties agree that (a) following the entry of the Regal Rejection Order, the Regal ESA shall be deemed terminated by and between the parties thereto, pursuant to Section 9.02 of the Regal ESA (subject to the future payment of the Unreconciled Amounts), (b) the exclusivity, non-compete, and no-negotiate provisions, including, but not limited to, Sections 2.04, 12.07, and 9.01, respectively, of the Regal ESA shall have no force or effect, (c) each of the Parties hereby waives any and all notice obligations under the Regal ESA, and (d) the stay in the Regal Chapter 11 Cases and the NCM Chapter 11 Case shall be modified to permit the termination of the Regal ESA.
6.Plans of Reorganization Support. The Parties shall seek expeditious confirmation of the Plans of Reorganization in a manner that is materially consistent with this Agreement. The Parties shall affirmatively support the Plans of Reorganization and shall not object to or otherwise directly or indirectly, take any action that is inconsistent with, or is intended to frustrate, hinder, or delay any efforts to confirm, implement, consummate the Plans of Reorganization. Regal shall exercise any power or rights in favor of any matter requiring approval to the extent necessary to implement the NCM Plan of Reorganization.
7.NCMI Common Stock Surrender. On the effective date of the NCM Plan of Reorganization, Regal shall surrender the Regal NCMI Shares to NCMI for cancellation.
8.Releases
8.01    Regal Releases. Each of the Regal Releasing Parties hereby freely and unconditionally releases and forever discharges the NCM Released Parties, effective as of the Effective Date, from any and all past, present, or future claims, actions, demands, causes of action, obligations, rights, suits, damages, remedies, penalties, costs, attorneys’ and other professional fees, and liabilities, of every kind and nature whatsoever (if any there be), whether known or unknown, contingent or not contingent, matured or unmatured, including any derivative claims, asserted by or on behalf of the Regal Releasing Parties that the Regal Releasing Parties would have been legally entitled to assert (whether individually or collectively), whether in contract or in tort or under any statute, or under any other legal or equitable theory, based in law or in equity and to the fullest extent permitted by law or upon any other act or omission, transaction, agreement, event, circumstance, or other occurrence relating to, arising from or under, or in connection with the Joint Venture Agreements, the Regal ESA (with the exception of the Unreconciled Amounts), NCMI’s certificate of incorporation (the “NCMI Certificate of Incorporation”), the Adequate Protection Motion, the Regal Chapter 11 Cases, the NCM Chapter 11 Case, and/or the Parties’ respective businesses, operations, assets, or liabilities, and taking place on or before the Effective Date, including all claims and counterclaims (whether for pecuniary or equitable relief, or otherwise) (collectively, the “Regal Released Claims”); provided, that the foregoing release shall not, and shall not be deemed or construed to: (i) release any obligations, duties, or liabilities among the Parties under this Agreement or the Network Affiliate Transaction Agreement; (ii) release any claims, actions, demands, causes of action, obligations, rights, suits, damages, remedies, penalties, costs, fees, or liabilities against any Person that is not a NCM Released Party; and (iii) release any claims, actions, demands, causes of action, obligations, rights, suits, damages, remedies, penalties, costs, fees, or liabilities related to any act or omission that may have constituted fraud, willful misconduct, or gross negligence.
8.02    NCM Releases. Each of the NCM Releasing Parties hereby freely and unconditionally releases and forever discharges the Regal Released Parties, effective as of the Effective Date, from any and all past, present, or future claims, actions, demands, causes of action, obligations, rights, suits, damages, remedies, penalties, costs, attorneys’ and other professional fees, and liabilities, of every kind and nature whatsoever (if any there be), whether known or unknown, contingent or not contingent, matured or unmatured, including any derivative claims, asserted by or on behalf of the NCM Releasing Parties that the NCM Releasing Parties would have been legally entitled to assert (whether individually or collectively), whether in contract or in tort or under any statute, or under any other legal or equitable theory, based in law or in equity and to the fullest extent permitted by law or upon any other act or omission, transaction, agreement, event, circumstance, or other occurrence relating to, arising from or under, or in connection with the Joint Venture Agreements, the Regal ESA, the NCMI Certificate of Incorporation, the Adequate Protection Motion, the Regal Chapter 11 Cases, the NCM Chapter 11 Case, and/or the Parties’ respective businesses, operations, assets, or liabilities, and taking place on or before the Effective Date, including all claims and counterclaims (whether for pecuniary or equitable relief, or otherwise) (collectively, the “NCM Released Claims” and together with the Regal Released Claims, the “Released Claims”); provided, that the foregoing release shall not, and shall not be deemed or construed to: (i) release any obligations, duties, or liabilities among the Parties under this Agreement or the Network Affiliate Transaction Agreement; (ii) release any claims, actions, demands, causes of action, obligations, rights, suits, damages, remedies, penalties, costs, fees, or liabilities against any Person that is not a Regal Released Party; and (iii) release any claims, actions, demands, causes of action, obligations, rights, suits, damages, remedies, penalties, costs, fees, or liabilities related to any act or omission that may have constituted fraud, willful misconduct, or gross negligence.
9.Intention of the Parties/Waiver of Civil Code Section 1542. It is the intention of the Parties that this Agreement shall be effective as a full and final accord, satisfaction and release of all Released Claims. In furtherance of this intention, each Party acknowledges and agrees that the release of Released Claims provided for in this Agreement shall extend to any and all Released Claims, whether known or unknown, suspected or unsuspected, disclosed or undisclosed, legal or equitable, and expressly waive and relinquish any and all rights that the Parties may have under California Civil Code, Section 1542, which provides that:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
Each Party expressly waives and releases any and all rights and benefits which it has, or may have, under California Civil Code, Section 1542, and any other similar law or rule of any other jurisdiction pertaining to the matters released in this Agreement. Each Party understands, acknowledges and agrees that it may later discover facts in addition to, or different from, those which it now knows or believes to be true as to the Released Claims or the subject matter of this

Agreement, but it is the intention of the Parties, through and in accordance with this Agreement and with the advice of counsel, to fully, finally and forever settle and release any and all Released Claims. In furtherance of this intention, the releases of Released Claims provided for under this Agreement shall be, and are to remain in effect as, full and complete releases of any and all Released Claims, as applicable, notwithstanding the discovery of any additional claims or facts relating to such releases.
10.Covenant Not to Sue. Each of the Releasing Parties covenants and agrees not to bring or pursue any legal, administrative, legislative or adversary action, claim, suit or proceeding of any kind or nature, whether as a claim, cross-claim, or counterclaim, against any of the applicable Released Parties, which in any way allegedly or actually arises from, or relates to, directly or indirectly, any Released Claims, and each Party further covenants and agrees that this Agreement is a bar to any such action, claim, suit or proceeding, except for proceedings to enforce this Agreement.
11.Representations and Warranties.
11.01    Mutual Representations and Warranties. Each Party represents and warrants that, as of the Execution Date and the Effective Date: (a) such Party has not assigned, subrogated, or otherwise transferred to any Person any Released Claims and shall not assign or otherwise transfer to any Person any such claim on or prior to the Effective Date, (b) there are no additional entities or persons affiliated with such Party that are necessary to effect the release and extinguishment of any Released Claims, and (c) this Agreement has been duly executed and delivered by such Party and constitutes such Party’s legal, valid, and binding obligation, enforceable against such Party in accordance with its terms.
11.02    Ownership of NCMI Common Stock. Regal covenants, represents, and warrants that (i) as of the Execution Date and (ii) as of the Effective Date (before surrendering the Regal NCMI Shares to NCMI pursuant to Section 7 hereof), (a) it is the beneficial or record owner of the Regal NCMI Shares; (b) it has the full power and authority to act on behalf of, vote and consent to matters concerning the Regal NCMI Shares; (c) other than pursuant to (i) this Agreement and (ii) the NCM Transaction Approval Order and the Regal Transaction Approval Order, as applicable, it has good, valid, and marketable title to the Regal NCMI Shares, free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal or other limitation on disposition, transfer, or encumbrance of any kind, that would adversely affect in any way Regal’s performance of its obligations contained in this Agreement at the time such obligations are required to be performed.
12.Miscellaneous.
12.01    Notices. Any notice, request, instruction, or other communication to be given under this Agreement by a Party shall be in writing and shall be deemed to have been given to the receiving Party: (a) when delivered, if delivered in person or by overnight delivery service (charges prepaid), (b) following confirmation of receipt, if sent via email, and each Party agrees to promptly confirm receipt during normal business hours of the intended recipient in each case to the address or email address of such Party set forth below (as may be changed by way of notice to the other Party) and marked to the attention of the designated individual or to such other individual, address or email address as a Party may designate for itself by notice given in accordance with this Section 12.01:

To Regal:
101 E. Blount Ave.
Knoxville, TN 37920-1605
Telecopier No.: (865) 922-3188
Email: Warren.Sanger@regalcinemas.com
Attention: Warren Sanger

To National CineMedia:
6300 S. Syracuse Way, Suite 300
Centennial, CO 80111
Email: legal@ncm.com; ronnie.ng@ncm.com; carol.flaton@hamlinpartners.com
Attention: General Counsel; Chief Financial Officer; Independent Manager
12.02    Admissibility. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to (a) seek court approval (if necessary) of this Agreement, the Network Affiliate Transaction Agreement, and/or the transactions contemplated therein, or (b) enforce the terms of this Agreement or the payment of damages to which a Party may be entitled under this Agreement.
12.03    Specific Performance. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party, and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (without the posting of any bond, without proof of actual damages and without waiving any claim for damages) as a remedy of any such breach, including an order of a court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.
12.04    No Admissions. Nothing in this Agreement, nor any actions taken by, or failure to act by, the Parties in furtherance of this Agreement, shall be construed as an admission of liability, wrongdoing, or violation of rule or law on the part of any Party, and each Party expressly denies and disputes that any such action taken by, or failure to act by, the Parties constitutes such an admission.
12.05    Successors and Assigns. This Agreement is binding upon the Parties hereto and shall inure to the benefit of the Parties hereto and their Affiliates, and their respective successors and assigns.
12.06    Choice of Law; Choice of Forum. This Agreement, and any dispute arising from this Agreement or the subject matter of this Agreement, shall be governed by the laws of the State of New York, without regard to its conflicts of law principles, and the federal and state courts in the State of New York shall be the exclusive jurisdiction for resolving all disputes relating to this Agreement. The Parties submit to the jurisdiction of such courts over such a dispute and waive any objection to the propriety or convenience of venue in such courts. Each Party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any dispute arising out of or relating to this Agreement. Each Party acknowledges and agrees that (a) such Party has considered the implications of this waiver, (b) such Party makes this waiver knowingly and voluntarily, after consulting or having had the opportunity to consult with counsel of their choice, and (c) such Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 12.06.
12.07    Third Party Beneficiaries. With the exception of the Representatives of Regal and NCM who are intended third-party beneficiaries of the releases set forth herein, this Agreement is for the sole benefit of the Parties and their successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other party or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
12.08    No Construction; Interpretation. The Parties have participated jointly in the negotiation and drafting of this Agreement, and in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement. The terms “include” and “including” shall be deemed to be immediately followed by the phrase “without limitation,” the term “or” shall not be exclusive, and the terms “herein” and “hereunder” and similar terms shall be interpreted to refer to this entire Agreement. In the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural.
12.09    Amendment. This Agreement may be amended, supplemented or modified, and any of the terms, covenants, representations, warranties or conditions may be waived, only by a written amendment executed by each of the Parties. No waiver by any Party of any breach of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision of this Agreement. All waivers must be in writing by the Parties. No failure of a Party to enforce a provision shall be deemed a waiver of any noncompliance.
12.10    Severability. If any provision of this Agreement or the application of any such provision to any person, entity, or circumstance is held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or the application of such provision to any other persons, entities, or circumstances, and to the extent permissible under applicable law, any such invalid, illegal or unenforceable provision shall be deemed amended lawfully to conform with the intent of the Parties.
12.11    Integration. This Agreement, together with the amendments, annexes, exhibits, and schedules hereto, constitutes the entire agreement between the Parties with respect to its subject matter and supersedes all prior or contemporaneous oral or written negotiations, offers, representations, warranties and agreements with respect to this subject matter; provided, that the Stipulation of Dismissal shall be in full force and effect in accordance with the terms thereof and this Agreement shall not affect in any way the dismissal of the NCM Adversary and the Regal Adversary, with prejudice, in accordance with the Stipulation of Dismissal.
12.12    Rights of Parties are Cumulative. The rights of the Parties under this Agreement are cumulative, and no exercise or enforcement by either Party of any right or remedy under this Agreement will preclude any other right or remedy available under this Agreement or by law.
12.13    Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which counterparts taken together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been shown to have been executed by each Party and delivered to the other Parties.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the Execution Date.

Regal CineMedia Holdings, LLC
By:
Name:
Title:

Regal Cinemas, Inc.
By:
Name:
Title:

Regal CineMedia Corporation
By:
Name:
Title:
[Signature Page to Joint Venture Termination and Settlement Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the Execution Date.

National CineMedia, LLC
By:
Name:
Title:

National CineMedia, Inc.
By:
Name:
Title:

[Signature Page to Joint Venture Termination and Settlement Agreement]

Exhibit A
Regal Rejection Order

Exhibit B
Escrow Release Instructions